UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2024

KISSES FROM ITALY INC.

(Exact name of registrant as specified in charter)

Florida	000-55967	46-2388377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 SW 8th Street, Suite 2000 Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 423-7129

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 16, 2024, Kisses From Italy Inc. (the “Company”) received the notice from OTC Markets, Inc. (“OTC”) that its common stock will be removed from trading on OTCQB marketplace immediately for the bid price deficiency pursuant to the Standards for Continued Eligibility for OTCQB (the “OTCQB Standards”). The OTCQB Standards require issuers on OTCQB marketplace to maintain a minimum closing bid price of $0.01 per share on at least one of the prior 30 consecutive calendar days (the “Minimum Closing Bid Price”).

The Company received its first notification from OTC on February 9, 2024 stating that the Company’s bid price has closed below $0.01 for more than 30 consecutive calendar days. In accordance with OTCQB Standards, OTC granted the Company a cure period to regain compliance with the Minimum Closing Bid Price by May 9, 2024, and on May 6, 2024 extended that cure period to July 12, 2024. During this cure period, the Company needed to have the minimum closing bid price of its comment stock of $0.01 or greater for ten consecutive trading days to regain compliance with the Minimum Closing Bid Price, which did not occur.

The Company’s common stock is currently quoted and trading on OTC’s Pink Current marketplace. Under the OTCQB Standards, if the Company regains compliance with the Minimum Closing Bid Price within 30 calendar days of the date of removal without any additional corporate actions, OTC may readmit the Company to OTCQB with no further action required. If the Company regains compliance with Minimum Closing Bid Price more than 30 calendar days but less than 6 months after the removal date, the Company shall submit a new OTCQB Certification for review and approval by OTC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 22, 2024	KISSES FROM ITALY INC.
	By:	/s/ Claudio Ferri
	Name: Title:	Claudio Ferri Co-Chief Executive Officer

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